Exhibit 10.03



                        TELECOMMUNICATIONS, SOFTWARE AND

                          COMPUTING SERVICES AGREEMENT



        This agreement is made as of _____ ______, 1997 by and between PepsiCo, Inc., a North Carolina corporation ("PepsiCo"), and TRICON Global Restaurants, Inc., a North Carolina corporation ("TRICON") and, as of the date hereof, a wholly-owned subsidiary of PepsiCo.

        WHEREAS, the PepsiCo Data Services Center ("PDS"), located at Hillcrest Oak, 6600 and 6606 LBJ Freeway, Dallas, Texas, is operated by [PepsiCo Restaurant Services Group, Inc. ("PRSG")], a subsidiary of [TRICON]; and

        WHEREAS, the PDS provides certain telecommunications and computing services to (i) PepsiCo, its Pepsi-Cola division and subsidiaries of PepsiCo other than TRICON and its subsidiaries (the "PepsiCo Organization") and (ii) TRICON and its subsidiaries (the "TRICON Organization"); and

        WHEREAS, PepsiCo has decided to consolidate its restaurant operations and assets into TRICON and TRICON's subsidiaries and to distribute the Capital Stock of TRICON to the holders of the Capital Stock of PepsiCo (the effective date of such distribution shall hereinafter be referred to as the "Distribution Date"); and

        WHEREAS, pursuant to Section 8 of the Separation Agreement dated as of ______ ____, 1997 between PepsiCo and TRICON, the parties hereto have agreed to set forth the arrangements between them with respect to software, telecommunication services and computing services and third party agreements relating thereto.

        NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1. A. Until the Transfer (as hereinafter defined), TRICON shall cause the PDS to provide computer services to the PepsiCo Organization, which such services are described in Exhibit A attached hereto. TRICON shall cause the PDS (a) to perform such services in a competent and timely manner using the highest level of professional skill, care and diligence, and (b) to perform such services in a manner which is consistent with the services currently provided by the PDS to the PepsiCo Organization.

        B. The parties hereto shall cooperate to effect a transfer of that portion of the PDS sufficient to provide the computing services to the PepsiCo Organization described in Section 1B, above, to the Frito-Lay data center or some other new or existing data center chosen by PepsiCo (the "Transfer"). The parties expect the Transfer to be completed by [March 31, 1998]. The hardware and software to be so transferred is listed on Exhibit B, attached hereto. TRICON warrants that such hardware is currently leased to, and the software licensed to, PepsiCo or a member of the PepsiCo Organization. Each party will bear its own expenses incurred by it relating to the Transfer including, by way of example, (i) expenses for consulting services, additional personnel or duplicate hardware directly related to preparation for the Transfer, and (ii) severance of excess personnel as a result of the Transfer. There shall be no charge or cost to the PepsiCo Organization for the physical Transfer other than reasonable out-of-pocket costs for the physical move of the hardware.

        C. TRICON warrants that the PDS currently has, and immediately after the Transfer shall have, hardware and software owned, leased, or licensed by the TRICON Organization which is adequate to provide all computer services to the TRICON Organization at a level and in a manner consistent with services provided currently and immediately prior to the Transfer, and TRICON agrees that PepsiCo and the PepsiCo Organization shall have no liability or responsibility with respect to any matters relating to the hardware, software or services provided to the TRICON Organization.

        D. From the Distribution Date until the Transfer PepsiCo shall pay to TRICON for the PDS services provided hereunder $______ per PepsiCo accounting period, payable at the beginning of each accounting period. Such amount shall be apportioned for any partial accounting period during which such services are performed. The foregoing fees include all applicable federal, state, and local sales, use or similar taxes currently in force.

2. PepsiCo hereby assigns to TRICON the Services Agreement dated as of June _____, 1997 by and between PepsiCo, Inc. and AmeriServe Distribution, Inc. ("AmeriServe") a copy of which is attached hereto, and all of PepsiCo's rights, obligations and duties thereunder. The subject of the Services Agreement is, in essence, the provision of PDS services to AmeriServe. TRICON hereby accepts such assignment, and agrees to abide by the terms of the Services Agreement and to properly perform all of PepsiCo's obligations and duties thereunder.

3. A. The PepsiCo Organization and the TRICON Organization shall each continue to use and pay for AT&T telecommunications services pursuant to the Virtual Telecommunications Network Services Agreement, as amended, between AT&T Corp. and PepsiCo which became effective on July 23, 1990 (the "Tariff 12 Contract") in a manner and at a level consistent with current utilization, in order to continue to meet the volume commitments and other requirements thereof. This obligation shall continue through the term of the Tariff 12 Contract, which such term ends October 8, 1998. As presently in place, the Tariff 12 Contract provides for a total of 13 dedicated AT&T support people, no more than 4 of which will be dedicated to the TRICON Organization. All dedicated support personnel will be accountable to the PepsiCo National Account Manager of AT&T. Those support people dedicated to the TRICON Organization may be assigned in cities designated by TRICON provided that major TRICON operations or divisional headquarters are retained in such cities. TRICON understands that AT&T Corp. considers that PepsiCo is acting as a "reseller" with respect to the provision of services by AT&T, and the parties hereto agree to cooperate in all matters relating to such services. The parties hereto understand and agree that AT&T services under PepsiCo's Tariff 12 Contract shall not be extended to the TRICON Organization after October 8, 1998 unless otherwise agreed in writing between the parties.

    B. The Pizza Hut, Taco Bell and KFC businesses of the TRICON Organization can continue as active (non-terminated) Passport Customers under the PepsiCo, Inc. Lotus Passport Program agreement dated as of May __, 1995, incorporated herein by reference, through its extended termination date of May __, 1998 subject to their performance of all of their duties and obligations thereunder.

4. PepsiCo shall allow the TRICON Organization to continue to use the PepsiCo e-mail hub ("hub") for the purpose of maintaining e-mail service among the divisions of the TRICON Organization until 1/1/98. TRICON's use and management of the hub, and PepsiCo's maintenance thereof, shall be in a manner consistent with such use, management and maintenance currently provided. TRICON shall pay PepsiCo a one-time fee of $110,000 at the Distribution Date for the use of the hub from that time until December 31, 1997.

    TRICON will arrange to remove all users other than the PepsiCo Organization from the hub not later than 12/31/97, and shall cooperate with the PepsiCo Organization so that the hub is physically moved to a location within the PepsiCo Organization chosen by PepsiCo not later than 1/1/98, with continuity of use by the PepsiCo Organization to be maintained throughout. PepsiCo shall pay TRICON $10,000 per PepsiCo accounting period, prorated for any partial period, from the Distribution Date until the physical move, for the management of the hub.



5. A. Programs and systems developed in-house by PepsiCo and utilized (exclusively or non-exclusively) in the restaurant business ("Internal Software") are listed on Exhibit D1 hereto. Each Internal Software application with respect to which it has been agreed to transfer a copy to TRICON for its use in the restaurant business ("Transferred Internal Application" or "Application") is noted on Exhibit D1. With respect to each Transferred Internal Application:

        i) PepsiCo grants to TRICON a non-transferable and non-exclusive right and license to use the Application in its restaurant business;

        ii) The transfer to TRICON shall be accomplished no later than December 31, 1997, and PepsiCo shall not be responsible for running or maintaining such Application after the transfer;

        iii) Certain Applications require licenses from third parties as identified on Schedule D1, and the parties shall cooperate to arrange for the additional licenses needed, any addtional license cost to be borne by TRICON;

        iv) Each Application is provided "as is", and without warranty of any kind;

        v) PEPSICO DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE; AND

        vi) PepsiCo and TRICON each assumes responsibility for its own use of such Application, and will indemnify and defend the other party (including reasonable attorneys fees) against any claim of a third party resulting from such use, and the party seeking such indemnity will give the other prompt written notice of all such claims and reasonably cooperate in the defense thereof.

    B. Prepackaged systems commercially available from third-party vendors utilized by PepsiCo at Purchase, NY in the restaurant business ("Commercial Systems") are listed on Exhibit D2 hereto. No transfer to TRICON is being made of Commercial Systems. TRICON is solely responsible for obtaining its own license(s) at its cost and expense for any Commercial Licenses it desires to utilize after the Distribution Date.

6. The PepsiCo Organization shall continue to provide vendor information management ("VIM") services for TRICON Organization employee benefits after the Distribution for a mutually agreed time not to extend past 12/31/97. Such services, and the costs therefor, shall be as outlined in Exhibit C attached hereto, but no services shall include anything to do with 1998 "flexible benefits".

7. The parties will also furnish such other telecommunications, software and /or computing services as may be necessary or appropriate to carry out the terms, conditions and intent of the Employee Benefits Agreement entered into pursuant to Section 7 of the Separation Agreement.

8. TRICON agrees to indemnify and hold harmless PepsiCo and the PepsiCo Organization and its and their officers, employees and agents against any losses, claims, damages, judgments, liabilities or expenses (including reasonable counsel fees and expenses) resulting from (i) any negligent act or omission or willful misconduct of TRICON, the TRICON Organization, the PDS or any of its or their directors, officers, employees, consultants, contractors, or agents in performing their obligations hereunder; or (ii) any failure by TRICON or the PDS to properly provide the services described herein or any other default by TRICON or the PDS hereunder, including, without limitations, losses incurred as a result of any violations of software or other intellectual property rights on the part of TRICON, the TRICON Organization or the PDS, or (iii) the failure to utilize or pay for AT&T services pursuant to paragraph 3, except for the force majeure causes described in Section 9 below. PepsiCo agrees to indemnify and hold harmless TRICON and the TRICON Organization and its and their officers, employees and agents against any losses, claims, damages, judgments, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any negligent act or omission or willful misconduct of PepsiCo or the
     PepsiCo Organization or any of its or their officers, employees, consultants, contractors, or agents in performing their obligations hereunder, or any default by PepsiCo hereunder, except for the force majeure causes described in Section 9 below. The provisions of this Section 8 shall survive the expiration or prior termination of this Agreement.

9. Delays in performance by TRICON and PepsiCo hereunder will be excused due solely to circumstances beyond its reasonable control, including but not limited to acts of God, fluctuations or non-availability of electrical power, heat, light or air conditioning.

10. All notices and requests in connection with this Agreement shall be made upon the respective parties in writing and shall be deemed given by hand delivery, effective upon receipt thereof, or via overnight courier, effective upon receipt. All notices shall be addressed as follows:

    If to PepsiCo:           PepsiCo, Inc.
                             700 Anderson Hill Road
                             Purchase, New York   10577
                             Attention:  [        ]



    If to TRICON:            TRICON Global Restaurants, Inc.

                             ---------------------------

                             ---------------------------

                             ---------------------------


    or to such other address as the party to receive the notice so designates by written notice to the other party.

11. This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina.

12. It is expressly understood that neither PepsiCo nor TRICON has the authority to bind the other to any third person, or otherwise to act in any way as the representative of the other, unless otherwise expressly agreed to in writing signed by both parties hereto.

13. This Agreement and the rights and duties hereunder shall not be assignable by the other party except with the prior written consent to such assignment by the other party.

14. Each party shall keep confidential all information relating to the business of the other party which it obtains as a result of the services provided under this Agreement. The foregoing shall not apply with respect to any information (i) that is or becomes publicly known through no fault of the party receiving the information (the "Receiver"); (ii) that is legally obtained by the Receiver from a third party believed by the Receiver to be legally entitled to disclose it; (iii) that is required to be disclosed pursuant to a requirement of a government agency or law; (iv) that can be documented through the Receiver's files as known to the Receiver prior to receipt pursuant to this Agreement, expect with respect to data processed by PDS under this Agreement; or (v) that is developed by or for the Receiver, independent of activities under this Agreement.

15. Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms and further agrees that it is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written between the parties relating to the subject matter of this Agreement. The Agreement may not be modified or altered except by written instrument duly executed by both parties.



        IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first written above.

         TRICON Global Restaurants, Inc.            PepsiCo, Inc.

By:  ______________________________ By:  ________________________________







                  EXHIBIT A TO TELECOMMUNICATIONS, SOFTWARE AND

                          COMPUTING SERVICES AGREEMENT




                            PDS SERVICES AND SUPPORT

                         TABLE OF CONTENTS TO EXHIBIT A

  I.    PDS Obligations
  II.   PDS Support Areas
  III.  Maintenance Activities
  IV.   PDS-PepsiCo Organization Management Contacts
  V.    Problem Resolution Procedures
  VI.   Hours of Operation
  VII.  Project Accountability
  VIII. Hardware/Software Strategy

I.      PDS Obligations

        The PDS shall provide cost effective information processing services to the PepsiCo Organization to enable the PepsiCo Organization to attain its business objectives, based upon the scope of the work set forth in this Exhibit A, and for the fees (and based upon the other terms and conditions) set forth in the attached Telecommunications, Software and Computing Services Agreement (the "Services Agreement"). The parties hereby confirm their mutual intention that, unless expressly provided to the contrary herein, the services to be provided by PDS to the PepsiCo Organization during the term of this Agreement shall be substantially the same services as have been provided by PDS to the PepsiCo Organization prior to the effective date of this Agreement. The parties shall execute and deliver such further instruments, documents, conveyances and assurances, and take such other action (including, without limitation, amending, modifying or supplementing this Agreement), as may be necessary or appropriate to carry out the foregoing intention of the parties.

II.     PDS Support Areas

        The PDS will provide support to the PepsiCo Organization in the following major categories:

        Technical Services: This group supports the mainframe operating systems (MVS & VM) along with 400 different products that run on the mainframes. Software standardization, keeping all products on supported releases, and maximum availability are the group's primary services.

        Computer Resources: This group supports the storage areas (DASD and Tape) associated with mainframe data processing. Quarterly performance reports are provided to each division, along with capacity planning and disaster recovery.

        Network Services: The network services group will continue to provide expertise and management for the PepsiCo e-mail hub and support mainframe networking software along with the routers, bridges, hubs and other telecomm equipment associated with the PepsiCo Wide Area Network
        (WAN) in a manner consistent with their current delivery of services. In addition, the network services group will continue to provide polling expertise for PCNA bottlers until other such arrangements can be made. Network management will be provided according to the existing arrangement with PCNA.

        Computer Operations: This group monitors the system consoles, mounts tapes, and coordinates all hardware installs and environmental changes supporting the raised floor areas. In addition, this group handles the mailing and receiving of tapes, coordinates the change control process to ensure minimum service disruption when hardware and software changes are implemented. This group takes the problem calls from divisional help desks, open problem tickets, and assigns the ticket to the appropriate technician.

III.    Maintenance Activities
        Standard software and hardware maintenance is scheduled on Sundays from 6:00 a.m. - 10:00 p.m. CST and documented weekly through PDS change control system. Non-standard maintenance (CPU swapout, operating system upgrades, etc.) require an extended outage time and is coordinated through a divisional liaison.

IV.     PDS-PepsiCo Organization Management Contacts
        PDS and the PepsiCo Organization will each designate, and inform the other of, a representative to resolve any issues with priority setting or problem resolution.

V.      Problem Resolution Procedures
        Problems are phoned in to PDS operations and then assigned to one of the PDS technicians. There are four severity levels which the division can assign to a problem. The PDS provides guidelines for assigning the severity level as well as problem resolution guidelines and timelines. All PDS technicians and managers carry pagers, and the primary on-call technician for the different functions carries a cell phone. The PepsiCo Organization has access to the PDS change control system for data center communications.

VI.     Hours of Operation
        The PDS shall conduct its operations at all times, 24 hours a day, every day until the Transfer (as defined in the Services Agreement). The technicians are on-site during normal business hours.
        (Monday through Friday and pageable at all times.)

VII.    Project Accountability
        In scope projects are agreed upon by each division and the PDS during the budgeting cycle of the previous year. Out-of-scope projects are handled on a best effort or at an additional cost to the division. The PDS is project/lead coordinator and provides project plans as well as the testing requirement that the division must provide.

VIII.   Hardware/Software Strategy
        PDS, in providing its services hereunder, shall implement a PepsiCo Organization hardware and software strategy to isolate the PepsiCo
        Organization from the rest of the divisions, providing the PepsiCo Organization with its own CPU and non-shared DASD and Tape devices. Other strategies to be implemented by PDS include hardware and software asset management to complement the planned Transfer.

                                    EXHIBIT B



                     HARDWARE AND SOFTWARE TO BE TRANSFERRED


                           Paradyne Pixnet
                           Barr RJE
                           E-Mail Hub (R/S/6000)
                           Routers
                           DSU's
                           Intelligent Hubs

                                [TO BE COMPLETED]

                                                                      Exhibit C

                   Spin-off - Telecommunications, Software and
                          Computing Services Agreement


    -Accept employee update files from the division, perform standard editing and reporting back to the divisions, and perform data feeds to benefits vendors via the VIM system. The following rates would apply:


    -For regular ongoing fees according to the current production schedule to the following vendors:

           -$1,500 per division  (Pizza Hut, Taco Bell and KFC Divisions)  input feed per period (VIMIN) $250 per vendor feed period
                   HBA Premium Reconciliation
                   Hyatt Group Legal
                   Eye Care Plan of America
                   Lenscrafters
           -$1,500 per vendor feed per period
                   Aetna Inforce
                   United Healthcare Inforce
                   CIGNA  DMO
                   John  Hancock  Managed  STD
                   MetLife  Dental
                   KPMG JumpStart
                   Merrill Lynch weekly demographics
                   State Street Bank demographics
    -VIM will not provide  services for the following  vendor  feeds.  They will stop as of the Distribution date:
                   Mercer  Pension  Information  Line
                   Mercer  Pension  Valuation
                   Worker Compensation
                   Merrill Lynch Mini-Grant updates
                   Merrill Lynch Annual  SharePower  Grant
                   Benefacts  Mini Grant update statements
                   Benefacts Total Compensation  Statement
                   Benefacts SharePower Statement
                   Group Insurance Billing
    -Special processing, programming or general support above and beyond ongoing vendor  processing.  These could be for example,  reports,  data dumps, new programs, updates to current programs, VIM Reporter development.
          $450 per day
    -VIM Reporter Access            $500 per period

                                                                       Exhibit D


EXHIBIT D1

                                                In-House Developed Applications Transition To TRICON
PEPSICO


                                                                                                       Estimated              Start
                                  #       Front      Back       Other                                  License                Up
       Application     Name       Users   -End       End        tools      Size          Vendor        Fees       Telecomm    Effort
                       ----       -----   ----       ---        -----      ----          ------        ----       --------    ------

       Accounting
       ----------
       Data            FDO                Visual     MS-        Visual                   Microsoft,               Remote MS
       Collection                          Basic 3   Access/    Tools                     Oracle                  -Mail or FTP
                                                     Oracle

       Personnel
       ---------
       Executive       ECLIPS     1-3     Power-     Oracle     Word/      200MB F/S     Sybase,                                30
       Comp.                              Builder               Excel      1 GIG D/B     Oracle,
                                                                MS-Access                Microsoft

       HR-EIS          HR-EIS     10      Power-     Oracle/               50MB F/S      Sybase,                  MS-Mail       10
                                          Builder    Watcom                100MB D/B     Oracle,
                                                                                         Microsoft

       International
       Personnel
       -------------
       International   IPS        13-18   Power-     SQL        C++        125MB D/B     Sybase,                  PCI           30
       Personnel                          Builder    *Server;                            Microsoft                WorldOne WAN
       System                                        NT
       (includes
       Bonus,
       Benefits,
       Pension)
       Human           HRP        13-18   MS-        MS-                   25MB          Microsoft                PCI           10
       Resource                           Access 2   Access 2                                                     WorldOne WAN
       Planning (HRP)

       Treasury
       --------
       Bank            BAS        1       SQL*Forms  Oracle                15MB          Oracle                                 10
       Administrator
       Foreign         FX         1       MS-Access  MS-Access  Word       11MB          Microsoft                terminal      3
       Exchange                           2          2                                                            dependent
                                                                                                                  on Reuters

       Capital         CMS        2       MS-Access  MS-Access             5MB           Microsoft
       Markets                            2          2
       Securities      STS        2       Power      Oracle     Word       20MB          Sybase,                                20
       Guarantee                          Builder 4  7.2                                 Oracle

       Intl. Entity               1       MS-Access  MS-Access             5MB           Microsoft                              2
       Funding                            2          2

       Planning
       --------
       Capex Tracking  Capex      2-3     MS-Access  MS-Access             20MB          Microsoft                              1
                                          7          7
       Restaurant      SLU        2-3     MS-Access  MS-Access             50MB          Microsoft                              1
       Unit                               7          7

       Audit
       -----
       Audit           APT        12-16   Power      Oracle                25MB          Sybase,                  WAN to Hong   15
       Planning &                         Builder 4  7.2                                  Oracle                  Kong and
       Tracking                                                                                                   Richmond

       Law
       ---
       International   ISFD       2-6     Lotus      Lotus                 45MB          IBM                                    1
       Standards                          Notes 4    Notes 4
       Form Document

       Public Affairs
       --------------
       Corporate                  3       Visual     MS-Access  Crystal    20MB          Microsoft,                             10
       Contributions                      Basic 4    2          Reports                  Crystal
                                                                                         Reports
       Political       PGS        1-3     MS-Access  MS-Access             30MB          Microsoft                              10
       Grassroot                          2          2

       Note:
       $19,200 for
       legislative
       data per year





EXHIBIT D2




PEPSICO                              Pre-Packaged/Commercially Available Applications Transition to TRICON





Application       Name          #Users   Front-End     Back-End        Other     Size      Vendor       Estimated     Tele-   Start
                                                                       tools                            License       comm.   Up
                                                                                                        Fees                  Effort

-----------       -----------    -----   ---------     ---------       ------    -----     -------      ----------    ------  ------

Accounting
---------
Microcontrol      Microcontrol   30      Proprietary   Proprietary     Excel     200MB     Hyperion     $85,000 -               60-
                  3.54 & 4.01                                                              S/W          $140,000                90

Lease Accounting  FCS            6                                                         FCS          $58,000       Dial into
                                                                                                                      FCS M/F

Payroll           HRM 11.02.36           CICS Cobol    Cobol VSAM                          DBS HRM

Treasury
--------
Bank              BRM            1       MS-Access 2   MS-Access 2     EDI       30MB      Weiland      $10,400       banks       5
Relationship                                                           thru M/F                                       dial M/F
Manager

Treasury          Resource I.Q.  2       MS-Access 2   MS-Access       Crystal   97MB      ADS          $88,200       Dial-out    30
Workstation                                            Btrieve         Reports                                        to banks
                                                                                                                      Upload
                                                                                                                      G/L to M/F

Resource          Resource WB    2       MS-Access 2   MS-Access 2               20MB      ADS                                    2
Workbench

Chase Insight     Insight -      2       Gupta         SQL*Base                  50MB      Chase                      Dial-out
                  wire trader                                                              installs                   to banks
                                                                                           and trains

Cash              Cashcon        1                                                         Chase                      Dial-out
Concentration                                                                                                         to Chase

Tax
----
Corptax           Corptax 97.03  10-15   Proprietary   Proprietary               300-500MB Corptax      $50,000 +                 20
                                                                                                        30%
                                                                                                        maintenance
Law
----
Intellectual      Trademark      4-8     MS-Access 8   MS-Access 8               40MB      Computer     $25,000 +     WAN to      20
Property                                                                                   Packages     15,000        Hong
                                                                                           Inc. (CPI)   customiza-    Kong,
                                                                                                        tions         Richmond
                                                                                                                      and Dallas

Legal Entity      Secretariat    1-3     Paradox       Paradox                   30MB      Bridgeway    $20,000                   15
                                                                                                        (credits)

Section 16B       Insider        1       Proprietary   Proprietary               6MB       Bridgeway    $3,000
                                                                                                        $450 maint.

Case Management   CaseTrack      20      Visual        Sql*Server      Crystal   200MB +   Economic     $18,500 for   WAN to      20
                                         Basic 3                       Reports   15MB on   Analysis     5             Irvine,
                                                                                 C: Drive  Group        concurrent    Dallas,
                                                                                                        users         Louisville

Edgar             EdgarEase      1-2                                             8MB       Dtech        $895 license  dial-out    2
                                                                                                        $230 maint.

Public Affairs
--------------
Institutional     Anamate        1-2     FoxPro        FoxPro                    70MB      Anamate      $15,000                   1
Investor
Tracking

Political         CompuPac 2*    1       PC Cobol/DOS                            5MB       Transtronic  $10,000
Contributions                                                                              Software,
                                                                                           Inc.
Newsfeeds         NYSENET
                  Newsedge
                  PR/Newswire
                  FirstCall
                  Bloomberg

